Exhibit 5
    May 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Encore Capital Group, Inc. 1999 Equity Participation Plan

Ladies and Gentlemen:

We have acted as counsel to Encore Capital Group, Inc. (the “Company”) in connection with its Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 700,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”) issuable pursuant to the Encore Capital Group, Inc. 1999 Equity Participation Plan (the “Plan”).

It is our opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

(i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

(ii) the accuracy, completeness, and genuineness of all representations and certifications with respect to factual matters, made to us by officers of the Company and public officials; and

(iii) the accuracy and completeness of Company records.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                    Very truly yours,

                    /s/ SNELL & WILMER L.L.P.